Exhibit 99.1

NEWS RELEASE - for immediate release

Winston R. Brown, Jr. Joins Alexza Pharmaceuticals

as Vice President, Quality

Mountain View, California - April 17, 2014 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) announced today that Winston R. Brown, Jr. has joined the Company as Vice President, Quality. Mr. Brown brings more than two decades of experience in global quality, regulatory compliance and development operations working with diverse biopharmaceuticals, medical devices and nutritionals in globally integrated companies. In this position, Mr. Brown has primary responsibility for Quality Assurance, Quality Control and Quality Systems.

“With the ongoing commercialization of ADASUVE in the U.S. and EU, and commercial collaborations in place with Teva and Ferrer, it is an exciting time to join Alexza,” said Mr. Brown. “I look forward to working with Alexza’s talented employees to continue the transition from a development stage company to commercial stage company.”

“We are pleased to welcome Winston to our team,” said Robert A. Lippe, Executive Vice President, Operations and Chief Operations Officer at Alexza. “Winston brings extensive quality program expertise coupled with strong operational leadership experience to our company, at a time of exciting growth in both scale and scope. We look forward to his contributions in support of our efforts with the global ADASUVE launch and in expanding our candidate pipeline.”

From December 2011 to April 2014, Mr. Brown served as Global Head, Quality R&D - Pharmaceuticals, Biologics, and Vision Care Devices at Alcon Research, Ltd., a division of Novartis. Mr. Brown was the Executive Director, Global Quality Compliance for Baxter Healthcare International from November 2009 to December 2011. From January 2008 to October 2009, Mr. Brown was with Bausch & Lomb as its Director of Site Quality - Vision Care-Sterile Ophthalmic Solutions. Mr. Brown previously held multiple leadership positions in quality systems/compliance, regulatory affairs, and process validation with Holopack Pharmaceuticals, USA and J&J Consumer Pharmaceuticals. Prior to entering the private healthcare industry, Mr. Brown served as an Officer in the United States Army, where he held various operational roles including Laboratory Officer in Clinical Pathology at Walter Reed Army Medical Center. Mr. Brown holds an M.S. degree in Pharmaceutical Engineering from Stevens Institute of Technology, an M.B.A. from Cameron University - University of Oklahoma, a B.S. in Microbiology & Operations Management from Concord University and a Medical Technology degree from George Washington University.

About Alexza Pharmaceuticals, Inc.

Alexza Pharmaceuticals is focused on the research, development and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. Alexza’s products are based on the Staccato® system, a hand-held inhaler designed to deliver a drug aerosol to the deep lung, providing rapid systemic delivery and therapeutic onset, in a simple, non-invasive manner.

ADASUVE is Alexza’s first commercial product. It has been approved for sale by the U.S. Food and Drug Administration and the European Commission. Teva Pharmaceuticals USA, Inc. is Alexza’s commercial partner for ADASUVE in the U.S. Grupo Ferrer Internacional, S.A. is Alexza’s commercial partner for ADASUVE in Europe, Latin America and the Commonwealth of Independent States.

ADASUVE® and Staccato® are registered trademarks of Alexza Pharmaceuticals, Inc.

Safe Harbor Statement

This news release contains forward-looking statements that involve significant risks and uncertainties. Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs, including the ability of Alexza and its partners, Teva and Ferrer, to effectively and profitably commercialize ADASUVE, estimated product revenues and royalties associated with the sale of ADASUVE, the adequacy of the Company’s capital to support the Company’s operations, and the Company’s ability to raise additional funds and the potential terms of such potential financings. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:	Thomas B. King	Mark K. Oki
	President and CEO	SVP, Finance and CFO
	650.944.7634	650.944.7666
	tking@alexza.com	moki@alexza.com